Exhibit 10.5.1

[One Hundred Rupees_India Non Judicial Stamp]

LEASE DEED

This Deed of Lease is made on this 3rd day of July, 2007

BETWEEN

M/s. IT Infrastructure Providers Pvt. Ltd. having its registered office at A-68, New Friends Colony, New Delhi – 110025 represented by its Director Mr. Rakesh Gupta (hereinafter called the “LESSOR” which expression shall where so ever the context so requites or admits, mean and include the heirs, executors, administrators, successors and permitted assigns of the first part)

AND

M/s. TV18 Home Shopping Network Pvt. Ltd., having its registered office at 601, 6th Floor, Commercial Tower, Hotel Le-meridien, Raisina Road, New Delhi- 110 001 represented by its Authorised Signatory, Mr. Raman Gulati, V. P. –Finance & Operations (hereinafter called the “LESSEE” which expression shall where so ever the context so requires or admits, mean and include the heirs, executors, administrators, successors and permitted assigns of the other part)

WHEREAS the Lessor is the absolute owner of Institutional Property No. FC-24, Film City situated in Sector – 16A of Noida, District Gautam Budh Nagar (Uttar Pradesh) with a building constructed thereupon consisting of Basement Floor, Stilt Floor, First Floor, Second Floor, Third Floor, Fourth Floor, Fifth Floor, Sixth Floor, Seventh Floor and Terrace Floor (hereinafter called the “Premises”). The Lessor has full right and authority to develop the said land by construction of the said building thereon and to execute and implement this deed and that the execution and implementation of this deed will not result in a breach or contravention of any provision of law or of its Memorandum / Articles of Association or any contract to which it is a party or by which it is otherwise bound.

Contd....2

AND WHEREAS the Lessor has agreed to give on lease and the Lessee has agreed to take on lease the said part premises for IT & IT enabled services having a super area of 70.000 Sq. Ft. approx. consisting of Fourth Floor, Fifth Floor, Sixth Floor and Seventh Floor on the terms and conditions herein after mentioned.

AND WHEREAS the Lessor represents to the Lessee that the Lessor’s title to the demised premises is free from all charges, liens, mortgages, encumbrances, imputations of any kind whatsoever.

AND WHEREAS the Lessor has duly authorised the said Shri Rakesh Gupta to represent the Lessor and sign the present lease deed for and on behalf of the Lessor Company (copy of the resolution dated 02.07.2007 is annexed).

AND WHEREAS the Lessee has duly authorised the said Shri Raman Gulati. V. P. – Finance & Operations to represent the Lessee and sign the present lease deed for and on behalf of the Lessee company (copy of the resolution dated                    is annexed).

TERMS & CONDITIONS

1.	That in consideration of Lease rent herein mentioned, the Lessor do hereby grants, conveys and transfers by way of lease to the Lessee the said part Premises on rent.

2.1.	That the monthly lease rent of the part Premises will be Rs. 44,62,500/- (Rupees Forty Four Lacs Sixty Two Thousand Five Hundred only).

2.2.	That the monthly lease rent of Rs. 44,62,500/- as mentioned aforesaid comprises of:-

Monthly rent of the said part premises = Rs. 35,00,000/-
(As per Schedule – I)

Monthly rent of Fixtures and Fitouts = Rs. 9,62,500/-
(As per Schedule – II)

2.3.

That the monthly lease rent will start from 16th August, 2007 and shall be paid in advance for the month by way of a crossed cheque after deducting tax at source, as applicable. The Lessor shall raise an invoice for the same.

2.4.

That the Lease rent as mentioned aforesaid shall become payable on and from 16th August. 2007 only upon the Lessor handing over the possession of the Demised part Premises to the Lessee for fitouts on or before 30th June, 2007. If there is any delay on the part of the Lessor in hand over the aforesaid possession to the Lessee by 15 days or any part thereof, the date, on which the rent, as aforesaid, become payable, shall be shifted 15 days further on each such delay from the lease commencement date that is 16th August, 2007. If hand over is delayed beyond 15th July, 2007, for a period of 15 days or any part thereof, the rent payable by the Lessee to the Lessor per month shall be reduced by the sum equivalent to the

Contd....3

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amount payable as rent for the period of the delay, which shall not be less than the amount equivalent to 15 days rent for each such delay. Further in case of delay beyond 15th July, 2007, the Lessor shall also pay to the Lessee a sum equivalent to one month’s rent as penalty for the delay.

3.	That the Lessee has agreed to pay to the Lessor on signing of this Deed a sum of Rs. 2,67,75,000/- (Rupees Two Crore Sixty Seven Lacs Seventy Five Thousand only) as 6 (Six) months rent as Interest Free Security Deposit which will be refunded at the time of vacation of the Premises after adjusting any outstanding dues of Electricity, Water, Telephone or any unpaid rent due. The said sum of Rs. 2,67,75,000/- (Rupees Two Crore Sixty Seven Lacs Seventy Five Thousand only) has been paid as under :-

DATE	PARTICULARS	AMOUNT (IN RS.)
03.04.2007	Cheque No. 000283 drawn on Kotak Mahindra Bank Ltd.	Rs.	31,50,000/-
03.04.2007	Cheque No. 000284 drawn on Kotak Mahindra Bank Ltd.	Rs.	5,25,000/-
	Cheque No. drawn on Kotak Mahindra Bank Ltd.	Rs.	2,31,00,000/-

	Total =	Rs.	2,67,75,000/-

The receipt of which the Lessor hereby acknowledges.

4.

That the initial period of lease will be for 6(Six)years starting from 16th August, 2007 and will automatically stand cancelled at the end of Six year period unless renewed by both the parties in writing on the terms & conditions as mutually decided between both the parties at that time.

5.1.	That the Lessee shall pay the rent as mentioned above at the times and in the manner aforesaid. If however the Rent is overdue for a period of 2 (two) months then the Lessee will be liable to pay penal interest @ 18% p.a. for the overdue rent and also have full right to terminate this Lease Deed.

5.2.	That after completion of one year from the date of this Lease, the monthly rent for the said part premises shall increase by 4.75% of the last rent paid and thereafter the rent shall increase every year at the rate of 4.75% of the last rent paid. Accordingly the monthly rent shall be as follows: -

For the period 16th August, 2007 to 15th August, 2008 @ Rs. 44,62,500/-

For the period 16th August, 2008 to 15th August, 2009 @ Rs. 46,74,469/-

For the period 16th August, 2009 to 15th August, 2010 @ Rs. 48,96,506/-

For the period 16th August, 2010 to 15th August, 2011 @ Rs. 51,29,090/-

For the period 16th August, 2011 to 15th August, 2012 @ Rs. 53,72,722/-

For the period 16th August, 2012 to 15th August, 2013 @ Rs. 56,27,926/-

Contd....4

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6.	That the Lessor can during the term of this Lease Deed, sell assign or transfer his rights in the demised part premises as a whole or in part in favour of one person or persons subject to that all terms and conditions of this Lease is binding upon and adhered to by the new person or persons. However before effecting such transfer, the Lessor shall give a prior written notice of atleast one month to the Lessee.

7.	That the Lessor can obtain a bank loan against the security of the demised premises, which shall not in any way affect or cause any prejudice to or otherwise interfere with the peaceful possession and enjoyment of the part premises by the Lessee.

8.1.	That the Lessee shall not carry out any addition, alteration or make any construction of permanent nature in the part Premises nor break or damage any existing construction without the consent of the Lessor. The Lessee can however construct / erect temporary walls, install air conditioners, have false ceiling, install cables, wires etc. within the demised premises etc. without causing damage to the super structure.

8.2	That the Lessee will be permitted to use the roof top of the said Building to install its VSAT and other communication equipment. No Rental/Charge/Cost is payable to the Lessor for the roof area required for placing such communication equipment, location shall be marked / allocated by the Lessor. The use of the roof area shall be subject to height restrictions of the local authorities and structural feasibility in terms of load capacity. The cost of installing and hoisting such communication equipment shall be to the Lessee’s account & further it shall be the Lessee’s responsibility to obtain necessary approvals.

8.3	That the Lessee shall inside the part premises install his own Fire Detection System.

9.1	That the Lessor assures the Lessee that the demised premises has been constructed and fitted out in a workmanlike manner and is and will remain free from any defects in materials or workmanship and the construction thereof is in accordance with the sanctioned / completion plans as have been approved by NOIDA or other concerned authorities.

9.2	That the Lessee shall be liable for all normal repairs and regular maintenance for upkeep of the said premises; but any major structural defects or damage owing to structural defects shall be the liability of the Lessor who shall rectify the said defects at his own costs.

10.	That the Lessee shall hand over the vacant / physical possession of the part Premises referred above to the Lessor at the time of termination of the Lease.

11.	That the Lessee shall at all times during the term of this Deed keep the part premises in habitable and clean condition.

12.	That the Lessee shall not use the part premises or any part thereof, nor allow the same to be used for any illegal or immoral purposes.

Contd....5

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13.	That the Lessee shall use and occupy the part premises only for the purpose of IT & IT Enabled Services and abide by all rules and regulations of NOIDA Authority.

14.	That the Lessee shall make good at its own cost all damages to the part premises by any act or default on the part of lessee.

15.	That the Lessor has provided electricity load of 45 KVA for each floor comprised in the Demised premises excluding the air conditioning load...

16.	That the Lessor has provided for 65 (Sixty Five) Car Parkings (39 in Basement and 26 on the surface within the building peripheral) as reserved car parking spaces for the Lessee’s exclusive use at no additional cost. These car parking spaces shall be in the basement and open car parking spaces in line of the said building. The size of each of the car parking spaces shall be 2.40M x 4.80M.

17.	That the Lessee shall permit the Lessor or any of his authorised representatives to enter the part Premises at reasonable time for inspection of the said part premises.

18.	That the Lessee shall keep the part Premises fittings and fixtures and all leased equipment as per list enclosed in good condition without causing any loss or damage except for normal wear and tear.

19.	That the Lessee shall have the right to sub-lease the Demised part Premises and Fixtures or portions thereof to its majority owned subsidiaries, or a majority owned subsidiary of it’s parent company or to any other group or associate company(s). If the Lessee intends to sub-lease the Demised part Premises and Fixtures or portions thereof to other entities, it shall do so with the prior written consent of the Lessor. However, the Lessee will continue to be responsible for the obligations and performance of the lease. The Lessee shall be responsible for any lease permission or stamp duty obligations arising out of any such sub-lease or similar arrangement.

20.	That both the Lessor and Lessee in their respective capacities, shall observe all laws, rules bylaws and regulations, as may be applicable to the part Premises.

21.	That the Lessor shall not be responsible for the safety of goods/machines or any other material or articles belonging to the Lessee, or any other person connected with or visiting the Lessee nor shall the Lessor be liable for any loss or damage or injury to the property lying at the time in or around the said Premises by reason of theft, fire, pilferage etc.

22.	That the Lessor shall keep in force, adequate insurance including earthquake insurance for the said premises (only superstructure) during the term of this Lease Deed. The Lessee shall be however responsible for obtaining and keeping adequate and comprehensive insurance for all furniture, fixtures and other equipments so installed in the said part premises by the Lessee.

23.	That the Lessor shall be responsible for providing at its cost water and sewer connection to the said premises in accordance with applicable laws.

Contd....6

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24.	That the Lessor covenants that the Lessee on duly paying the rent reserved and observing the terms and conditions of this lease shall be entitled to peaceful possession and quiet enjoyment of the part premises 24 (Twenty Four) hours a day, Seven days a week and through all days of the year during the period of the lease.

25.	That the property taxes relating to the said premises including ground or lease rent will be borne by the Lessor.

26.	That the Lessee shall pay Service Tax, VAT, Sales Tax or any other taxes to the Central Government or State Government so levies in respect of the lease rent or in respect of Fixtures or in respect of maintenance charges as is applicable.

27.	That the Lessor assures the Lessee that the demised premises and the land on which it stands, on the commencement of the term of lease is in compliance with the Environmental Laws.

28.	That notwithstanding any other provision of this agreement, neither party will be liable to the other for any incidental, consequential, penal, exemplary or like damages (including loss of profits or business) even if advised of the possibility of the same.

29.	That each party shall bear its own costs & expenses, including without limitation of any fees payable to its real estate brokers and legal and other consultants and shall keep indemnified the other, from and against any claims or demands in that regard.

30.	That the terms and conditions of this Deed as stated above shall be binding on both the parties. The terms of this Deed are final and irrevocable.

31.	That any dispute arising regarding this Lease Deed or any matters relating hereto, shall be referred to arbitration, which shall be in accordance with the Arbitration and Conciliation Act, 1996. Such arbitration will be held in Delhi. Courts in Delhi alone will have Jurisdiction with respect to matters relating to the arbitration.

32.	It is agreed between the Parties hereto that in the event of the Demised Premises and Fixtures or any part thereof being damaged or destroyed due to any Acts of God, flood, cyclone, riots, fire, war, strikes, sabotage or any act of the Government or Statutory Authority not arising out of any act of omission or commission by the parties (hereinafter referred to as “Force Majeure”) such that the Lessee is not able to use the Demised Premises, the lease shall stand suspended during the said period. In the event, the Demised Premises and Fixtures or any part thereof are not restored within a period of 30 (Thirty) days of such Force Majeure event occurring, the Lessee shall have the option of terminating the lease and upon such termination the Lessor shall return the amount of security deposit to the Lessee without any deduction therefrom.

Contd....7

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This Lease Deed is being executed in duplicate and the same if required shall be registered. All the expenses of stamp papers and registration shall be borne and paid by the Lessee.

This Lease Deed sets forth the entire Deed and understanding between the parties as to the subject matter hereof and shall supersede and override all previous Deeds, understandings, communications, negotiations, commitments, either oral or written, between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF the parties hereto have signed this Lease Deed on the day, month and year first here in above mentioned in the presence of the witnesses mentioned below.

SIGNED SEALED AND DELIVERED	SIGNED SEALED AND DELIVERED

/s/ Shri Rakesh Gupta LESSOR	/s/ Shri Raman Gulati LESSEE

M/s. IT Infrastructure Providers Pvt. Ltd.	M/s. TV18 Home Shopping Network Pvt. Ltd.

Through its duly authorized agent,	Through its duly authorized agent,

Shri Rakesh Gupta	Shri Raman Gulati,

WITNESSES:

Name:	(PREM GUPTA)	Name:	TAJENDER S. KHURANA
S/o:	Dr. R. S. Gupta	S/o:	Mr. V. S. KHURANA
R/o:	A-85 New Friends Colony	R/o:	500-A KAMLA NAGAR
	New Delhi-110025		G.T. Rd. GHAZIABAD

::7::

SCHEDULE – I

SI. No.	Leased Area	Super Area (in Sq. Ft.) Efficacy 81%
1.	4th Floor	17,500
2.	5th Floor	17,500
3.	6th Floor	17,500
4.	7th Floor	17,500

	TOTAL	70,000 Sq. Ft.

SCHEDULE – II

LIST OF FIXTURES & FITOUTS

1.	100% Power backup through diesel generator sets totaling 1880 KVA power for the whole building / premises as per the following configurations: -

500 KVA x 3 Generators plus 380 KVA x 1 Generator

2.	Air-conditioning through package units AHU Room with a capacity of 80 tons per floor 24 hours a day 7 days a week.

3.	External lighting including lighting of common areas and basement.

[FLOOR PLAN PROPOSED INSTITUTIONAL BUIDLING

FOR I.T. INFRASTRUCTURE PROVIDERS PVT. LTD.]

J
H
G
F
E
D
C
B
6
5
4
3
2
A.H.U.
1200 MM WIDE M.S. CAT WALK
N

TV 18 FLOOR

SEVENTH FLOOR PLAN
SUPER AREA = 17500 SQ.FT. WITH
EFFECIENCY OF = 81%

IT Infrastructure Providers (P) Ltd.
Director

PROPOSED INSTITUTIONAL BUILDING
FOR I.T. INFRASTRUCTURE PROVIDERS PVT. LTD.
AT
PLOT NO. FC-24, SECT.-16A, NOIDA

PLUMB design

[INTERNAL BASEMENT PARKING LAYOUT]

UP TO DRIVEWAY
PARKING - CAPACITY - 77 CARS
LT PANEL
store
LVL. -3250 BASEMENT FLOOR

BASEMENT FLOOR PLAN

IT Infrastructure Providers (P) Ltd.

Lakesh Gupta

PROJECT:
PROPOSED OFFICE BUILDING

FC-24 SECTOR 16A, FILM CITY, NOIDA

PLUMB design

A1/ 254 (Basement) Safdarjung Enclave New Delhi 110029
Ph: 26168514, 41654015 info@plumb-design.com

NOTE:
1. All Dimensions are in MM.
2. All dimensions are to be read, not measured.

BOB	
BOS	

INTERNAL
BASEMENT PARKING LAYOUT

SCALE	
DATE	11 JUNE,07
DRAWN BY	HIMANSHU BHARGAVA
PATH	FC-NDA-CW-GF-INT-05

[INTERNAL GROUND FLOOR LAYOUT]

4 MT. WIDE DRIVE WAY
SURFACE PARKING
TV18
ENTRY 1
ENTRY 2
GUARD HUT
A.T.M.
EXISTING STORM WATER DRAIN

GROUND FLOOR PLAN

IT Infrastructure Providers (P) Ltd
Director

PROJECT: PROPOSED OFFICE BUILDING FC-24 SECTOR 16A, FILM CITY, NOIDA	PLUMB design A1/ 254 (Basement) Safdarjung Enclave New Delhi 110029 Ph: 26168514, 41654015 info@plumb-design.com	NOTE: 1. All Dimensions are in MM. 2. All dimensions are to be read, not measured. BOB BOS	INTERNAL GROUND FLOOR LAYOUT SCALE DATE 11 JUNE,07 DRAWN BY HIMANSHU BHARGAVA PATH FC-NDA-CW-GF-INT-05

IT INFRASTRUCTURE PROVIDERS PVT. LTD.

Regd. Off.: A-68, New Friends Colony, New Delhi-110025

Ph.:- 011-41627999, 41327997

TRUE COPY OF RESOLUTION PASSED AT BOARD MEETING OF THE COMPANY M/S IT INFRASTRUCTURE PROVIDERS PVT. LTD. HELD AT ITS REGISTERED OFFICE A-68, NEW FRIENDS COLONY, NEW DELHI-110025 ON 2ND DAY OF JULY 2007 AT 11.30 A.M.

“RESOLVED that the company has decided to lease out its Institutional property no. FC-24, Film City, Sector -16A, Noida to M/s. TV18 Home Shopping Network Pvt. Ltd. a body corporate registered under the provision of the companies Act, 1956 having its registered office at 601, 6th Floor, Commercial Tower, Hotel Le-meridien, Raisina Raod, New Delhi-110001.

RESOLVED FURTHER that Mr. PREM GUPTA and/or Mr. RAKESH GUPTA, Directors of the company be and are hereby authorized to sign singularly the Lease Agreement / Rent Agreement and any other documents as required and to do all such acts and things with NOIDA or any other Government / Semi Government agencies, as may be necessary and incidental thereto.”

For IT INFRASTRUCTURE PROVIDERS PVT. LTD.

/s/ Prem Gupta                        /s/ Rakesh Gupta

PREM GUPTA                    RAKESH GUPTA

Director                                   Director